Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is dated _____________ (the “Effective Date”) and is between ADAPTIVE BIOTECHNOLOGIES CORPORATION, a corporation organized and existing under the laws of the State of Washington (“Adaptive”), and _____________, a _____________ organized and existing under the laws of _____________ (“Consultant”). Consultant and Adaptive are collectively referred to as the “Parties”, and each individually as a “Party”.

RECITALS

WHEREAS, Adaptive is engaged in the business of leveraging next-generation sequencing in connection with research, diagnostics, and therapeutics, and wishes to engage the services of Consultant; and

WHEREAS, Consultant possesses the background, training, and ability to provide the consulting services described in this Agreement in accordance with the terms of this Agreement.

NOW THEREFORE, the Parties agree as follows:

1. SERVICES AND DELIVERABLES.

1.1 Services. Consultant shall provide certain services (the “Services”) and Deliverables (defined below) as described in Exhibit A, which is attached to this Agreement and includes the fee for the Services and Deliverables. As part of the Services, Consultant shall deliver all items described in Exhibit A to, or on behalf of, Adaptive (the “Deliverables”). Exhibit A is part of this Agreement, and the Services will be provided in accordance with the terms and conditions hereof. To effect any change in the scope of the Services or the fees set forth in Exhibit A, the Parties must sign a written amendment to Exhibit A.

1.2 Primary Contact. If other than Consultant, Consultant shall designate a primary contact to be responsible for all aspects of the Services and the Deliverables to be provided by or on behalf of Consultant, including the actions of other employees, agents, and subcontractors of Consultant. The primary contact shall use his or her best efforts to respond to any communication from Adaptive within two business days of his or her receipt of such communication.

1.3 Access to Adaptive Premises and IT Resources. If some or all of the Services will be performed on Adaptive’s premises or using Adaptive’s information technology resources, Adaptive will grant Consultant reasonable access to either or both the premises and information technology resources, as applicable, for the sole purpose of permitting Consultant to perform the Services. Consultant will comply with all of Adaptive’s security procedures, including those set forth on Exhibit B, and all other reasonable instructions of Adaptive (including full background checks, if applicable) for any employee, agent, consultant, or subcontractor of Consultant requiring access to Adaptive premises or information technology resources.

1.4 Unacceptable Services or Deliverables. Adaptive may reject any of the Services or the Deliverables that in its reasonable, good faith judgment were improperly rendered or are not of sufficient quality to meet the requirements of applicable laws, regulations, or government standards or guidelines. Upon receiving written notice from Adaptive, Consultant shall make corrections to the satisfaction of Adaptive, at Consultant’s expense. Consultant will notify Adaptive if Consultant believes that the rejected Services or Deliverables were properly performed, and the Parties will work in good faith to formulate an action plan to resolve the issues and achieve acceptance, if applicable. Until the issue is resolved to Adaptive’s satisfaction, Adaptive may withhold payment to Consultant, and Consultant shall promptly refund to Adaptive all amounts paid to Consultant, for the rejected Services and Deliverables.

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1.5 Representatives. Consultant is responsible for the performance in accordance with this Agreement by its directors, officers, employees, consultants, advisors, agents, and subcontractors (collectively, “Representatives”). Consultant will be liable to Adaptive for any errors, acts, or omissions committed by any of Consultant’s Representatives, including defects in materials or workmanship.

2. PAYMENT.

2.1 Fees. Adaptive will pay the fees described in Exhibit A for the Services and the Deliverables performed in accordance with this Agreement. Adaptive will not be responsible for fees in excess of the fees described in Exhibit A without its prior written consent. If this Agreement is terminated in accordance with Section 3.2, Adaptive will only be responsible for fees applicable to Exhibit A provided up to the date of termination, and Consultant will refund to Adaptive any amounts that Adaptive has overpaid.

2.2 Expenses. Adaptive will reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with Consultant’s performance of the Services and the Deliverables without any mark-up over the cost of the expenses. Only expenses that are necessary and appropriate to fulfill Adaptive’s requirements will be considered reasonable expenses. Consultant shall use reasonable efforts to control and limit its expenses and shall obtain all available discounts, rebates, and allowances. Reimbursable expenses will be limited to reasonable copying, fax, postage, and courier expenses and reasonable travel expenses for travel pre-approved in writing by Adaptive, including food and lodging, economy class airfare, and mileage reimbursement at the prevailing IRS rate on the date of travel for Consultant’s use of automobile(s). Except as set forth in this Section 2.2, Adaptive will not be responsible for any expenses incurred by Consultant unless they were pre-approved in writing by Adaptive prior to being incurred.

2.3 Invoicing. To be paid its fees and reimbursed for its expenses, Consultant must submit invoices to Adaptive that reflect a breakdown of the Services and the Deliverables performed and expenses incurred, the total amount due for each discrete Service, Deliverable, and expense, the total amount due for all Services, Deliverables, and expenses, and Consultant’s tax identification number. To receive reimbursement for its expenses, Consultant must include with the invoice all documentation that Adaptive requires to verify the expenses. Adaptive shall pay invoices net sixty (60) days after receipt of an accurate and complete invoice from Consultant. Consultant’s failure to submit an accurate and complete invoice may result in delay of payment. Any purchase order, invoice, or other related document issued in connection with this Agreement will be for payment purposes only, will not be deemed a contract document, and its terms will not apply to Adaptive or Consultant.

2.4 Total Consideration. The payments set forth in this Section 2 are the total consideration for the Services and the Deliverables.

3. TERM AND TERMINATION.

3.1 Term. This Agreement will commence on the Effective Date and continue until _____________, unless terminated earlier in accordance with Section 3.2 (the “Term”).

3.2 Termination. Adaptive may terminate this Agreement with or without cause with thirty (30) days’ written notice to Consultant. Consultant may terminate this Agreement with thirty (30) days’ prior written notice to Adaptive, provided that Consultant will complete any of the Services and the Deliverables that Adaptive requests Consultant to complete.

3.3 Obligations Upon Termination. On the termination date, Consultant shall (a) cease, and cause its agents, consultants, and subcontractors to cease, performing the Services and the Deliverables, (b) preserve the Services in progress and the Deliverables resulting from those Services, (c) take reasonable steps to mitigate any additional expenses, (d) promptly deliver to Adaptive in accordance with Adaptive’s instructions all

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Deliverables, all documents and other tangible materials containing Confidential Information (as defined in Section 7.1), all work product, including all copies or excerpts of any of the foregoing, and all Adaptive property in the possession of Consultant or its employees, agents, consultants, or subcontractors, and (e) promptly refund to Adaptive any amounts that Adaptive has overpaid. Adaptive’s sole obligation regarding termination is to pay Consultant any fees due for the Services and Deliverables performed by Consultant in accordance with Exhibit A, and reimburse Consultant for any reimbursable expenses incurred by Consultant, for the Services and the Deliverables performed up to the date of termination. Consultant will not be entitled to any prospective profits or damages because of Adaptive’s termination of this Agreement.

3.4 Survival. The terms of this Agreement related to record keeping, use of trade name and publicity, intellectual property, confidentiality, indemnification, and governing law and venue will survive the expiration or termination of this Agreement, in addition to any terms that expressly provide for survival. Consultant’s representations and warranties will survive the expiration or termination of this Agreement for a period of five (5) years.

4. Obligations.

4.1 Performance. Consultant shall perform the Services and the Deliverables in accordance with (a) the standards of care, skill, and diligence regularly practiced by reputable companies performing work of a similar nature and (b) all applicable laws, regulations, and government standards and guidelines. In performing the Services and the Deliverables, Consultant agrees to provide Consultant’s own equipment, tools, and other materials at Consultant’s own expense.

4.2 Record Keeping. Consultant shall keep accurate and complete records and accounts of all of its activities performed in connection with this Agreement, including reasonable substantiation of all Services and Deliverables provided and expenses incurred. Consultant shall retain and not destroy any records or accounts without the written approval of Adaptive. Consultant shall maintain the records and accounts in accordance with regulatory requirements and generally accepted accounting principles, if applicable, and in such a manner as may be readily audited.

4.3 No Use of Trade Name; Publicity. Consultant shall not use Adaptive’s or any of Adaptive’s affiliates’ names, trade names, service marks, trademarks, or logos without the prior written consent of Adaptive or as necessary for Consultant to perform the Services and the Deliverables. Consultant shall not use Adaptive’s name in publicity or advertising involving this Agreement or otherwise or publish any data, information, or materials developed under this Agreement without Adaptive’s prior written consent, which Adaptive may withhold in its sole discretion.

4.4 Taxes. Consultant shall pay all applicable excise, sales, consumer, use, service, occupation, privilege, social, or other similar taxes required by law and imposed on Consultant, including any resulting interest or penalties. Consultant also shall pay all of its federal income taxes, all other applicable federal taxes, and all state and local income and personal property taxes, if any, arising in connection with its performance of the Services and the Deliverables.

4.5 Change in Circumstances. Consultant shall promptly inform Adaptive in writing of any event or change in circumstances that reasonably could affect Consultant’s ability to perform its obligations under this Agreement in a manner contemplated by the Parties.

5. Representations and Warranties.

5.1 Authority. Consultant represents and warrants that (a) it has the right, power, and authority to enter into and perform its obligations under this Agreement, (b) it has obtained all necessary authorizations or waivers to enter into this Agreement and perform the Services and the Deliverables, (c) its execution, delivery, and

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performance of this Agreement, including performance and delivery of the Services and the Deliverables, does not and will not conflict with or violate or result in breach of any agreement (whether express, implied, or by operation of law) with any third party or any other legal obligation, (d) it has and shall have good and marketable title to all of the Deliverables created or provided by Consultant pursuant to the provisions of this Agreement, and (e) the Deliverables are and shall be free and clear of all liens, claims, encumbrances, or demands of third parties, including any claims by any such third parties of any right, title, or interest in or to the Deliverables. In the event of a breach or threatened breach of the foregoing representations, warranties and covenants, Consultant shall, at no additional cost to Adaptive, replace or modify the Deliverables with functionally equivalent and conforming Deliverables, obtain for Adaptive the right to continue using the Deliverables and, in all other respects, use Consultant’s best efforts to remedy the breach.

5.2 Debarment and Exclusion. Consultant represents and warrants that neither it nor any of its Representatives providing Services or Deliverables under this Agreement is or has been debarred under the provisions of the Generic Drug Enforcement Act of 1992, Section 306 of the Federal Food, Drug and Cosmetics Act (21 U.S.C. Sec. 335a(a) and (b)), or any other federal or state debarment or exclusion list. If Consultant or any of its Representatives becomes debarred or receives notice of or threat of debarment during the Term, Consultant shall immediately notify Adaptive in writing and cease all work under this Agreement. Consultant further represents and warrants that neither it nor any of its Representatives providing Services or Deliverables under this Agreement has been excluded from any federal health care program including, but not limited to, Medicare, Medicaid, and TRICARE®. If Consultant or any of its Representatives is excluded during the Term, Consultant shall immediately notify Adaptive in writing and cease all work under this Agreement. Adaptive may immediately terminate this Agreement without prior written notice if Consultant or any of its Representatives becomes debarred or receives notice of or threat of debarment or is excluded during the Term.

5.3 Exclusion Lists. Consultant represents and warrants that neither it nor any of its Representatives providing Services or Deliverables under this Agreement is or has been listed on (a) the Specially Designated Nationals and Blocked Persons List published by the Office of Foreign Assets Control (the “SDN List”), (b) the List of Excluded Individuals and Entities published by the Office of Inspector General of the U.S. Department of Health & Human Services (the “LEIE”), or (c) the Excluded Parties List System maintained by the System for Award Management (the “SAM”). If Consultant or any of its Representatives is added to the SDN List, the LEIE, or the SAM during the Term, Consultant shall immediately notify Adaptive in writing and cease all work under this Agreement. Adaptive may immediately terminate this Agreement without prior written notice if Consultant or any of its Representatives is added to the SDN List, the LEIE, or the SAM.

5.4 Conflicts. Consultant represents and warrants that the execution, delivery, and performance of this Agreement does not and will not conflict with or violate any other obligation of Consultant or any other agreement to which Consultant is a party, and Consultant will promptly notify Adaptive if any other agreement with a third party may conflict in any way with Consultant’s obligations hereunder.

5.5 Gratuities. Consultant represents and warrants that it will not, and will ensure that its Representatives do not, offer or give to an officer, official, or Adaptive employee gifts, entertainment, payments, loans, or other gratuities to influence the award of a contract or obtain favorable treatment under a contract. Adaptive may deem violation of this Section 5.5 to be a material breach of this Agreement.

5.6 Infringement. Consultant represents and warrants that the use, sale, transfer, or other disposition of any Deliverable does not and will not violate or infringe any patent, copyright, trademark, service mark, trade secret, or other legally protected proprietary right (collectively, “Intellectual Property Rights”).

5.7 Compliance. In accordance with Section 4.1 above, Consultant agrees that it will perform the Services in compliance with, and all material supplied and work performed under this Agreement will comply with, all applicable laws and regulations. Without limiting the generality of the foregoing, Consultant agrees that it

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shall comply fully with (a) all applicable foreign or domestic laws and regulations governing medical devices or engaging healthcare providers, including, but not limited to, the Physician Payments Sunshine Act of 2009 and the AdvaMed Code of Ethics on Interactions with Healthcare Providers; and (b) all applicable foreign or domestic anti-corruption and anti-bribery laws and regulations (as amended from time to time), including, but not limited to, the Anti-Kickback Statute (42 U.S.C. 1320a-7b) and the Foreign Corrupt Practices Act 1977. Any breach or violation of any provision contained in this Section 5.7 by Consultant shall be grounds for immediate termination of this Agreement by Adaptive. In addition, Consultant agrees to adhere to and uphold the elements, as applicable, outlined in the Adaptive Supplier Code of Conduct, accessible for review here: www.adaptivebiotech.com/wp-content/uploads/2019/10/Supplier_Code_of-Conduct_2019.pdf. Any breach or violation of any provision contained in this Section 5.7 by Consultant shall be grounds for immediate termination of this Agreement by Adaptive.

6. Intellectual Property.

6.1 Preexisting Intellectual Property. The Parties’ pre-existing Intellectual Property Rights and any improvements thereto unrelated to this Agreement are their separate property, respectively, and are not affected by this Agreement.

6.2 Consultant Intellectual Property. Consultant’s proprietary intellectual property that has been independently developed without the benefit of any information or materials provided by Adaptive and any improvements solely thereto that are unrelated to the Services, the Deliverables, or the Confidential Information (defined below) of Adaptive (collectively “Consultant IP”) are the sole and exclusive property of Consultant. Consultant shall notify Adaptive if any Consultant IP is used in connection with the Services or the Deliverables and clearly mark related documentation to indicate it is Consultant IP.

6.3 Ownership of Data and Inventions. Except for Consultant IP, all data, images, information, documents, deliverables, and records, in each case in any form, that are obtained, developed, recorded, or compiled in connection with this Agreement or based on the Confidential Information of Adaptive (collectively “Data”) and inventions, discoveries, patent rights, trademarks, and copyrights that result from any of the Services or the Deliverables (collectively, “Inventions”) are the sole and exclusive property of Adaptive. Consultant hereby assigns, and agrees to assign to Adaptive in the future when any such intellectual property is first fixed in a tangible medium or reduced to practice, as applicable, all of its right, title, and interest in and to any Inventions.

6.4 Protection of Data and Inventions. Upon Adaptive’s request and at Adaptive’s reasonable expense, Consultant shall assist Adaptive in obtaining legal protection of any Data or Inventions, including executing all documents and providing information. If Adaptive is unable for any reason, after reasonable effort, to secure Consultant’s signature on any document needed in connection with the actions specified above, Consultant hereby irrevocably designates and appoints Adaptive and its duly authorized representatives as Consultant’s agent and attorney in fact, which appointment is coupled with an interest, to act for and on Consultant’s behalf to execute, verify, and file any such documents, and to do all other lawfully permitted acts to further the purposes of obtaining legal protection of any Data or Inventions, with the same legal force and effect as if executed by Consultant.

6.5 Use of Data and Inventions. If any Consultant IP is incorporated into or needed to use any Data, Inventions, or Deliverables, Consultant hereby grants Adaptive a non-exclusive, worldwide, paid-up, royalty-free, perpetual, irrevocable license to use and sublicense the use of such Consultant IP in order to use the Data, Inventions, and Deliverables.

6.6 Copyright. To the extent that any Data, Inventions, or Deliverables may be copyrighted, each such Data, Invention, and Deliverable will be deemed to be a “work made for hire” within the meaning of the Copyright Act in Title 17 of the United States Code and is the sole and exclusive property of Adaptive. If a work does

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not qualify as a statutory work made for hire, then Consultant hereby assigns all copyright rights in such work to Adaptive.

6.7 Third Party Materials. Consultant shall not bring or use any third party’s documents, materials, or information that are not generally available to the public in the performance of the Services and the Deliverables.

7. Confidentiality.

7.1 Definition. “Confidential Information” means all information disclosed by Adaptive unless specifically identified by Adaptive as “non-confidential,” including all of Adaptive’s trade secrets, data, know-how, formulas, assays, designs, drawings, photographs, documentation, forms of software or electronic media, equipment, processes, ideas, methods, concepts, facilities, plans and specifications, research and development information, customer lists, and business and financial information, confidential or proprietary information of third parties, and any other confidential or proprietary information, and all analyses, compilations, studies, and other documents prepared by Consultant on the basis of information concerning Adaptive.

7.2 Obligations. During the Term, Adaptive may disclose to Consultant or Consultant may otherwise obtain Confidential Information, whether in written, machine readable, or other tangible form or obtained orally or visually. During the Term and for a period of five (5) years thereafter, Consultant shall keep the Confidential Information in strict confidence, not disclose or make accessible the Confidential Information to any third party, and not use the Confidential Information for any purpose other than to perform its obligations under this Agreement. Consultant may disclose Confidential Information only to such of its employees and agents (collectively, “Permitted Recipients”) who have a need to know the Confidential Information in connection with Consultant’s performance of its obligations under this Agreement and are legally bound by confidentiality and non-use terms no less restrictive than the terms set forth in this Section 7. Consultant will be responsible for any breach of this Agreement by any of its Permitted Recipients. Nothing herein is intended to limit a consultant’s ability to disclose information regarding: (1) conduct that the consultant reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, sexual assault, or a wage and hour violation; (2) conduct that is recognized as against a clear mandate of public policy; or (3) the existence of a settlement involving any of the above conduct, provided, however, that the amount paid to settle any claim, as well as any trade secrets, proprietary information, or confidential information that does not involve illegal acts can still be subject to non-disclosure or confidentiality obligations.

7.3 Exclusions. Consultant has no obligation of confidentiality and non-use with respect to any portion of Confidential Information that Consultant can show (a) is in the public domain or later becomes generally available to the public through no act or omission of Consultant or any of its Permitted Recipients, (b) is rightfully communicated to Consultant by a third party free of restrictions on confidentiality or (c) is already in Consultant’s possession free of any obligation of confidentiality as evidenced by Consultant’s written records predating disclosure of the Confidential Information by Adaptive.

7.4 Compelled Disclosure. If Consultant is required to disclose any of the Confidential Information in accordance with applicable law or the rule, regulation, or valid order of a governmental agency or court, Consultant may do so without liability under this Section 7 only if Consultant first provides Adaptive with sufficient advance notice of such requirement in order to allow Adaptive a reasonable opportunity to seek an appropriate protective order or other means to protect the confidentiality of the Confidential Information. In connection therewith, Consultant shall use all reasonable means to assist Adaptive in protecting the confidentiality of the Confidential Information. Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 U.S.C. Section 1833(b), Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence

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to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.5 Return of Confidential Information. Consultant shall return to Adaptive all Confidential Information fixed in any tangible medium of expression, in whatever form or format, including all copies of Confidential Information made by Consultant, immediately upon Adaptive’s request and upon the end of the Term.

7.6 Consultant’s Confidential Information. Consultant shall not, in connection with this Agreement, disclose to Adaptive any information that is confidential or proprietary to Consultant or to any third party.

7.7 Specific Performance. Consultant acknowledges that remedies at law may be inadequate to protect Adaptive against any actual or threatened breach of this Section 7. In the event of any breach or threatened breach of this Section 7, Adaptive will be entitled to equitable relief, including the granting of an injunction and specific performance, without proof of actual damages or posting of bond, in addition to all other remedies available to Adaptive at law or in equity. Notwithstanding Section 9.8 below, Adaptive may seek such equitable relief in any court of competent jurisdiction.

7.8 Data Privacy. [Each Party agrees that it will not provide the other Party any Protected Health Information (PHI) as defined in the Health Insurance Portability and Accountability Act of 1996, as amended or any Personal Data as that term may be defined in any applicable European law or regulation relating to the protection of Personal Data including but not limited to the General Data Protection Regulation (GDPR).]/[Consultant acknowledges that it may have access to data and information in Adaptive’s possession that constitutes Protected Health Information (“PHI”) as defined in the Health Insurance Portability and Accountability Act of 1996, as amended, (“HIPAA”), or Personal Data as that term is defined in the European General Data Protection Regulation (“GDPR”). Consultant agrees to hold confidentially and in strict compliance with such applicable laws, any PHI and Personal Data encountered while providing the Services, and use or further disclose such PHI or Personal Data only as required by law or for the purpose of which it was disclosed, and the Consultant agrees to immediately notify legal@adaptivebiotech.com via email of any instances where confidentiality of the information has been breached, take prompt mitigation action, and fully cooperate with any Adaptive investigation or remediation. Consultant agrees to sign Adaptive’s standard Business Associate Agreement (“BAA”) promulgated pursuant to HIPAA and/or Adaptive’s standard Data Processing Agreement (“DPA”) promulgated pursuant to the GDPR, at Adaptive’s request, in the event Consultant shall have access to PHI or Personal Data.]

8. INDEMNIFICATION; INSURANCE.

8.1 Indemnification. Consultant shall indemnify and defend Adaptive, its subsidiaries, and its and their directors, officers, employees, and agents (each, an “Indemnified Party”) against any and all losses, damages, liabilities, fees, and expenses, including reasonable attorneys’ fees (collectively, “Losses”), resulting from any claim, suit, action, or proceeding (each, a “Claim”) arising out of or in connection with (a) the actual or alleged breach of Consultant’s representations, warranties, covenants, or obligations in this Agreement, (b) the acts or omissions of Consultant or any of its Representatives or anyone for whose acts they may be responsible, or (c) the violation or infringement by any Deliverable(s) of a third party’s Intellectual Property Rights, in each case except to the extent the Losses resulted from the negligence or intentional misconduct of an Indemnified Party.

8.2 Indemnification Procedures. Consultant shall, at its expense, assume control of the defense and resolution of each Claim and keep Adaptive fully and timely informed of the progress of the defense and resolution. Consultant shall not confess judgment or settle, compromise, or resolve any Claim without Adaptive’s prior written consent.

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8.3 Insurance. Consultant shall, at its expense, secure and maintain in full force and effect throughout the Term insurance coverage with an insurance carrier rated at least A-VII with AM Best in sufficient amounts to protect against all claims or liability that may arise as a result of Consultant’s performance under this Agreement. All insurance policies must be written on an occurrence, not claims made, basis. Consultant shall promptly provide Adaptive evidence of such insurance upon Adaptive’s request.

9. Miscellaneous.

9.1 Independent Contractors. Consultant and Adaptive are engaged in independent businesses, and Consultant will perform its obligations under this Agreement as an independent contractor and not as an agent, employee, partner or joint employer of Adaptive. Consultant is not authorized to make any representation, contract, or commitment on behalf of Adaptive. Adaptive is not responsible for paying any social security, withholding tax, unemployment compensation, medical insurance, liability insurance, workers’ compensation insurance, or any other type of similar expense on behalf of Consultant or its officers and employees. Consultant is responsible for withholding and payment of any payroll taxes and contributions, including federal, state, and local income taxes, Federal Insurance Contributions Act (FICA), Federal Unemployment Tax Act (FUTA) and state unemployment, workers’ compensation, and disability insurance.

9.2 Notices. To be effective, a notice required or permitted by this Agreement must be (a) in writing, referencing this Agreement, (b) delivered personally or sent by nationally recognized overnight delivery service and/or email, (c) addressed to the attention of the designated representative set forth below, and (d) delivered or sent to the address set forth below or an email address identified in writing by the Party’s designated representative as an email address authorized to receive notices. Either Party may specify a different contact person, address, and email address to receive notices by written directive provided in accordance with this Section 9.2. Notices delivered personally or sent by email are effective upon dispatch. Notices sent by overnight delivery service are effective one business day after dispatch.

If to Adaptive: If to Consultant:

Adaptive Biotechnologies Corporation _____________

1165 Eastlake Avenue East _____________

Seattle, Washington 98109 _____________

Email: legal@adaptivebiotech.com Email: _____________

Attn: Head of Legal Attn: _____________

9.3 Force Majeure. No failure by a Party to perform any obligation under this Agreement will constitute a breach of this Agreement or create any liability under this Agreement if the failure arises from a cause beyond the reasonable control of the Party, such as an act of God, fire, storm, flood, hurricane, earthquake, accident, an act or omission of any government or governmental agency, an act of the public enemy, war, terrorism, rebellion, insurrection, riot, sabotage, invasion, quarantine, or failures or delays in transportation systems.

9.4 Waiver. To be effective, a waiver of any of the terms of this Agreement must be in writing signed by the Party against whom enforcement of the waiver is sought. The failure or delay of either Party in enforcing any right under this Agreement is not a continuing waiver of such right. The waiver of one breach of this Agreement will not constitute a waiver of any other or subsequent breach.

9.5 Amendments. To be effective, any amendment or supplement to this Agreement must be in writing and signed by both Parties.

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9.6 Assignment. Consultant may not assign this Agreement or any of the duties hereunder without Adaptive’s written consent. Adaptive may freely assign this Agreement and its rights hereunder, and delegate its obligations hereunder, without Consultant’s consent.

9.7 Disputes. The Parties will work in good faith to resolve any claim, controversy, or dispute between the Parties concerning any matter related to this Agreement. If legal action is commenced, Consultant shall continue to diligently perform its obligations under this Agreement pending final adjudication of the dispute.

9.8 Governing Law and Venue. The laws of the State of Washington govern this Agreement and all matters arising out of this Agreement, without regard to conflict of laws principles. Subject to Section 7.7 above, all disputes and claims related to or arising out of this Agreement will be venued exclusively in a state or federal court of competent jurisdiction located in King County, Washington, including any appellate courts with jurisdiction over such courts, and each Party irrevocably submits to the exclusive jurisdiction and venue of any such court to resolve any such dispute or claim.

9.9 Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, in whole or in part, by a court of competent jurisdiction, the provision will be modified to the minimum extent necessary to make it legal, valid, and enforceable, and the legality, validity, and enforceability of the remaining provisions will not be affected thereby.

9.10 Third Party Beneficiaries. This Agreement is for the benefit of Consultant and Adaptive and their respective successors and permitted assigns and not for the benefit of any other person or entity. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entities other than Consultant and Adaptive and their respective successors and permitted assigns.

9.11 Remedies Cumulative. No remedy or election under this Agreement, including in connection with any right of termination, will be deemed exclusive but will whenever possible be cumulative with all other remedies at law or in equity.

9.12 Headings. All headings are for reference purposes only and should not be considered in the interpretation of this Agreement.

9.13 Entire Agreement. This Agreement, including Exhibit A, and attachments to this Agreement, entered into in accordance with this Agreement, constitutes the entire agreement between the Parties relating to the subject matter of this Agreement and supersedes all prior or contemporaneous agreements and understandings, written or oral, relating to the subject matter of this Agreement.

9.14 Counterparts. This Agreement may be executed and transmitted electronically and in any number of counterparts, each of which will be deemed to be an original, and all of which taken together will constitute one agreement binding on both Parties.

Signature page follows

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and executed by their duly authorized representatives effective as of the Effective Date.

ADAPTIVE BIOTECHNOLOGIES CORPORATION	_____________
By: Name: Title: Date:	By:__________________________________ Name: Title: Date:

Signature Page

Consulting Agreement

EXHIBIT A

Consultant will provide the following Services and Deliverables to Adaptive in accordance with the terms of the Agreement:

Description of Services

__________________________________________________________________________________________________________________________________________________________________________________________

Deliverables

__________________________________________________________________________________________________________________________________________________________________________________________

If applicable, the final form of any Deliverables to be used by Consultant on behalf of Adaptive must have written approval by Adaptive prior to being released for use and/or distribution by Consultant.

Project Lead/Contact

Project Lead for Consultant: _____________

Contact Person for Adaptive, if applicable: _____________

Assumptions

__________________________________________________________________________________________________________________________________________________________________________________________

Maximum Fees

Fees will not exceed $_____________ without prior written agreement in the form of a change order or amendment executed by both Parties.

Exhibit A

Consulting Agreement

EXHIBIT B

Security Procedures

1.
Responsibility. Consultant is responsible for its and its Representatives’ use or misuse of Adaptive Resources (defined below) or violation of these Security Procedures. Consultant will ensure its Representatives will comply with all obligations and restrictions on Consultant set out in these Security Procedures. References to Consultant in these Security Procedures include Consultant and its Representatives.

2.
Use of Adaptive Resources and Property. This Section 2 of Exhibit B applies to Consultant’s use of Adaptive’s laptops, mobile devices, storage media, software, systems, data files, or electronic communications, workstations, offices, meeting rooms, or equipment (collectively, “Adaptive Resources”). Consultant will follow all instructions provided by Adaptive and comply with Adaptive’s policies, practices, and other restrictions relating to badges, acceptable use, access management, and information security. Consultant will treat all activities and communications using Adaptive Resources as Adaptive’s Confidential Information whether or not Consultant is an active participant.

2.1.
Use of Adaptive’s IT Resources and Facilities. Adaptive may provide Consultant with Adaptive Resources solely as Adaptive considers necessary for Consultant to provide the Services and/or Deliverables under the Agreement. Consultant will not use Adaptive Resources for any other purpose. Adaptive Resources are provided as-is without warranties of any kind, express or implied. As between the Parties, Adaptive Resources remain the exclusive property of Adaptive. Consultant will follow all instructions provided by Adaptive regarding use of Adaptive Resources. While possessing or using Adaptive Resources, Consultant will provide Adaptive with all necessary access and assistance for Adaptive’s operation and maintenance of Adaptive Resources. Consultant will cease using and return or dispose all Adaptive Resources as directed by Adaptive and certify compliance as requested by Adaptive.

2.2.
Prohibited Use of Adaptive Resources. Consultant will not engage in, facilitate, or be complicit with any of the following unacceptable behaviors or other reasonable restrictions communicated by Adaptive:

2.2.1.
Attempting to exceed permitted scope of access and use (e.g., entering restricted areas or systems, connecting to external systems or accounts, connecting to unsecured networks, unauthorized downloads, pirating, or transmissions).
2.2.2.
Sharing credentials (e.g., badges, keys, passwords or accounts) with other individuals or use of any other credentials.
2.2.3.
Leaving Adaptive Resources unattended, unlocked, or in public spaces or vehicles.
2.2.4.
Transmitting or displaying Adaptive Data (defined below) to third parties or third-party systems or personnel without authorization.
2.2.5.
Accessing, sending, or displaying any sexually explicit, violent, obscene, discriminatory, harassing, threatening, defamatory, objectively offensive, or unlawful materials.
2.2.6.
Installing harmful code (e.g., spyware, ransomware, trojans), applications, cameras, recording devices or other items without authorization by Adaptive.
2.2.7.
Taking unauthorized photos, videos, or other recordings.
2.2.8.
Representing Consultant as employees or agents of Adaptive or hiding Consultant’s identity.
2.2.9.
Claiming or implying Adaptive’s endorsement of Consultant, its services, or its products.
2.2.10.
Using Adaptive Resources for personal or commercial gain, entertainment, or other transactions.
2.2.11.
Using removable media (e.g., flash drives, external hard drives) except as provided by Adaptive.
2.2.12.
Violating Applicable Laws.

2.3.
Security and Monitoring. Use of Adaptive Resources by Consultant is not considered private and is subject to Adaptive’s monitoring activities without notice to Consultant, except as otherwise prohibited by Applicable Law. Consultant will not use Adaptive Resources to transmit Consultant’s own sensitive or personal information unless necessary for the provision of the Services or Deliverables. For example,

Exhibit B

Consulting Agreement

Consultant may use its own devices (e.g., laptop and mobile device) to establish a mobile hotspot or use Consultant’s own data plan to access Consultant’s email, accounts, or other systems for Consultant’s other business activities. Consultant will not use Adaptive Resources to store or keep Consultant’s personal or commercial property, and Consultant bears all risk of security, loss, or damage.

3.
Consultant’s Security Practices. This Section 3 of Exhibit B applies to Consultant’s use of its own laptops, mobile devices, storage media, software, systems, data files, or electronic communications, workstations, offices, meeting rooms, or equipment (collectively “Consultant Resources”). As between the Parties, Consultant remains the exclusive owner of and is solely responsible for the security of Consultant Resources. Consultant’s provision of the Services or Deliverables may require Adaptive to disclose its Confidential Information, PHI, or other Personal Data (collectively, “Adaptive Data”). Consultant will undertake the following security practices at minimum to ensure the security of Adaptive Data being stored, transmitted, processed, or otherwise used by Consultant Resources.

3.1.
Data Security Program. Consultant represents and warrants that it maintains a written comprehensive information security program (“Data Security Program”) to establish and maintain safeguards against the destruction, loss, alteration, or misuse of Adaptive Data. Consultant will ensure security of Adaptive Data is no less rigorous than that of Consultant’s own information of a similar nature. Data Security Program will be designed, implemented, monitored, and maintained to:

3.1.1.
Ensure the security of Adaptive Data.
3.1.2.
Protect against foreseeable threats or hazards to the security of Adaptive Data.
3.1.3.
Prevent and protect against unauthorized access to or use of Adaptive Data.
3.1.4.
Require Consultant’s compliance with Data Security Program.
3.1.5.
Ensure that Consultant is appropriately trained on security best practices consistent with the terms of the Agreement, these Security Procedures, and Applicable Laws and regulations.

3.2.
Safeguards. Consultant’s Data Security Program shall include, at minimum, the following elements, and Consultant will adopt further Data Security Program elements in accordance with industry best practices to the extent such practices change:

3.2.1.
A dedicated information security department that is appropriately organized, staffed, and supported to provide effective input, oversight, monitoring and compliance enforcement related to information security policies, procedures, and standards.
3.2.2.
A security and privacy awareness program.
3.2.3.
If the provision of the Services or Deliverables include hosting of software or Adaptive Data, an annual third-party risk assessment of the hosting environment (e.g., SOC report or other third party technical security review).
3.2.4.
Physical controls to protect information assets from environmental hazards and unauthorized access, and to manage and monitor movement of persons into and out of Consultant’s facilities where Adaptive Data is stored, processed, or transmitted.
3.2.5.
Application security and software development controls designed to eliminate and minimize the introduction of security vulnerabilities.
3.2.6.
Network security controls, including the use of firewalls, layered DMZs, and updated intrusion detection/prevention systems to help protect systems from intrusion and/or limit the scope or success of any attack or attempt at unauthorized access to Adaptive Data or connections to any Adaptive system.
3.2.7.
Operational procedures and controls to ensure technology and information systems are configured and maintained according to prescribed internal standards.
3.2.8.
Vulnerability management procedures and technologies to identify, assess, mitigate and protect against new and existing security vulnerabilities and threats, including viruses, bots, and other malicious code.
3.2.9.
Logical access controls to restrict system access to systems and information to authorized parties

Exhibit B

Consulting Agreement

only, and only for approved and necessary business purposes.
3.2.10.
Encryption of Personal Data in accordance with prevailing industry standards or Applicable Laws, whichever is more stringent.
3.2.11.
Disaster recovery procedures to ensure Consultant’s ability to maintain service and recover from foreseeable emergency situations or disasters in a timely manner.
3.2.12.
Periodic testing of Consultant’s disaster recovery procedures.
3.2.13.
Security event monitoring and alerting systems.
3.2.14.
An incident response plan with requirements for Adaptive notification in accordance with applicable data breach notification laws.

3.3.
Security Improvements. The Parties acknowledge that Consultant’s data security practices may evolve over time to address new risks and changes to data security laws, rules, and regulations. Consultant may from time to time modify its Data Security Program so long as any changes do not adversely affect Adaptive Resources and Adaptive Data and are no less protective than the requirements of these Security Procedures.

3.4.
Security Audits. Adaptive or its representatives may audit Consultant’s compliance with these Security Procedures and the security of Adaptive Resources and Adaptive Data. Such audits will occur during normal business hours upon reasonable advance written notice. If Consultant is not in compliance or does not meet Adaptive’s security criteria, Adaptive will notify Consultant of such deficiency, and Consultant will correct all such deficiencies within thirty (30) days. If Consultant does not correct all such deficiencies within thirty (30) days, Adaptive may, in its sole discretion, immediately terminate the Agreement or allow Consultant additional time to correct the deficiencies.

4.
Security Breaches and Notice to Adaptive. A “Security Breach” means any known or reasonably suspected unlawful or unauthorized access to Adaptive Resources or Adaptive Data or the acquisition or use of information, such as account credentials, that could compromise the security of Adaptive Resources or Adaptive Data. Security Breach does not include the acquisition and use of Adaptive Data by Consultant solely to the extent necessary for providing the Services or Deliverables. Consultant agrees to notify Adaptive immediately if Consultant becomes aware of a violation of these Security Procedures. Consultant will immediately notify security@adaptivebiotech.com of any Security Breach and privacy@adaptivebiotech.com of any Security Breach involving Protected Health Information or other Personal Data. Consultant will comply with relevant notification obligations in accordance with applicable laws and cooperate with Adaptive and take all reasonable steps to mitigate, investigate and remediate a Security Breach.

Exhibit B

Consulting Agreement